                                                                     Exhibit 4.3


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

                                PROMISSORY NOTE
                                ---------------

$2,000,000.00                                                    August 13, 1998

          FOR VALUE RECEIVED, the undersigned, ALLIN COMMUNICATIONS CORPORATION, a Delaware corporation, its successors and assigns ("Maker"), hereby promises to pay to the order of James S. Kelly, Jr., his heirs and assigns ("Lender"), on the Maturity Date (as such term is defined below), if not sooner paid, the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) owed to Lender by the Maker pursuant to that certain Stock Purchase Agreement dated as of the date of this Note by and among Lender, Maker, KCS Computer Services, Inc., Ronald J. Pearce, Joseph J. Kelly and Bradley C. Friedel (the "Agreement"), together with interest thereon as provided hereinafter.

          Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Agreement. The unpaid principal balance hereof shall bear interest for each day until due at the rate of six percent (6%) per annum and shall accrue and compound quarterly commencing on the date hereof. Subject to approval required by a Senior Lender (as hereunder defined), Maker shall pay such accrued interest to Lender quarterly commencing on October 1, 1998 and on the first day of each quarter thereafter until such time as all unpaid principal, accrued interest and all other sums and costs have been paid in full. If not sooner paid, all unpaid principal, accrued interest and all other sums and costs incurred by the Lender (the "Unpaid Amount") shall be due and payable on the second anniversary of the Closing Date (the "Maturity Date") without notice, presentment or demand; provided, however, that in the event that all approvals necessary to convert the Unpaid Amount to Purchaser Common Stock (as more particularly described in Section 2.1.1(iii) of the Agreement) have been received by the Maturity Date, the Unpaid Amount automatically shall convert to Purchaser Common Stock on the Maturity Date on the terms and conditions set forth in Section 2.1.1(iii) of the Agreement. In such event, Maker shall cause the number of shares of Purchaser Common Stock as required under Section 2.1.1(iii) of the Agreement to be issued to Lender on the Maturity Date.

          Notwithstanding anything contained herein to the contrary, the payment of interest and principal hereunder shall be subordinated to, and subject to the permission of any Lender (the "Senior Lender") which provides (or refinances) senior financing all or part of which is used initially to pay off (by itself or combined with funds of Maker) $3,200,000 of indebtedness to Lender evidenced by that certain Promissory Note in the principal amount of $6,200,000 dated of even date herewith from Maker to Lender. Maker shall request, but does not guarantee that it will be able to obtain, a provision in the documents evidencing such senior financing (the "Senior Loan Documents") that permits Maker to pay interest hereunder as long as Maker is not in default under the Senior Loan Documents.

          Principal and interest shall be made payable to Lender and forwarded to Lender at 100 Trotwood Drive, Monroeville, Pennsylvania 15146, or such other place as the holder hereof shall designate.

          All payments to be made in respect of principal, interest or other amounts due from Maker under this Note shall be payable on the day when due without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

          In connection with this Note, Maker has delivered, or has caused to be delivered, to Lender the Agreement, that certain Security Agreement of Maker in favor of Lender dated as of the date of this Note (the "Security Agreement"), that certain Promissory Note from Maker to Lender dated as of the date of this
Note in the principal sum of $6,200,000 (the "$6,200,000 Note") and that certain Guaranty and Suretyship Agreement of each of the Guarantors (as defined in the Security Agreement) in favor of Lender dated the date of this Note (the "Guaranty", and together with this Note, the Security Agreement, the $6,200,000 Note and all other agreements, documents and instruments in connection therewith, as each of the foregoing may be amended, modified or supplemented from time to time, the "Loan Documents"). This Note is secured by, and is entitled to the benefits of, the Loan Documents.

          Maker shall be in default under this Note upon the occurrence of any of the following (the "Events of Default"):

          (a) Maker fails to pay any principal or interest due on this Note or any other amount due and payable under this Note as and when due;

          (b) Maker or Guarantor fails to perform or observe in any material respect any other material covenant, agreement or duty contained or referred to herein or in any Loan Document or in Section 2.1.1 (iii) of the Agreement and such failure continues for a period of thirty (30) consecutive days;

          (c) any material warranty, representation or statement made or furnished to Lender by or on behalf of Maker in the Stock Purchase Agreement or any Loan Document proves to have been false or misleading in any material respect when made or furnished;

          (d) there occurs an Event of Default under the $6,200,000 Note;

                                       2.

          (e) there occurs dissolution, termination of existence, charter revocation or forfeiture, insolvency, liquidation, reorganization, arrangement, adjustment, compensation or other similar relief, business failure, assignment for the benefit of creditors, or the commencement of proceedings under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or in the future in effect, or a proceeding shall be instituted in respect of Maker seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Maker or for all or any substantial part of its property by or against Maker or any surety of any of the obligations of Maker; or

          (f) the Maker shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described above or shall consent to any order for relief, declaration, finding or relief described in (e) above, shall institute a proceeding described in (e) above or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, dissolves, winds-up or liquidates itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

          Upon the occurrence of any of the Events of Default described in clauses (a) through (d) above, Lender may declare all liabilities and obligations of Maker to Lender under the Loan Documents, including those evidenced by the Note, immediately due and payable and the same shall thereupon become immediately due and payable without any further action on part of Lender; provided, however, that if such Event of Default occurs after the Approval Date, then Lender's sole recourse hereunder shall be (1) to accelerate and immediately convert the unpaid principal to Purchaser Common Stock, whereupon Maker shall immediately cause to be issued to Lender such Purchaser Common Stock; (2) to exercise one of the following options:

          (i) to accelerate and immediately convert all accrued but unpaid interest hereunder as of the conversion date to Purchaser Common Stock; or

          (ii) subject to any required consent of a Senior Lender, to receive in cash the amount of the accrued but unpaid interest hereunder as of the conversion date; or

          (iii) only in the case of an Event of Default described in clause (a) and subject to any required consent of a Senior Lender, to receive an amount equal to the amount of interest which would have been payable to Lender hereunder if no Event of Default had occurred prior to the Maturity Date; such amount to be payable quarterly in the same fashion as interest otherwise would have been payable hereunder, less all interest actually paid through the date of the Event of Default.

Lender shall notify Maker in writing as to which option Lender elects. Upon the occurrence of any event of default described in clauses (e) and (f) hereof, all liabilities and obligations of

                                       3.

Maker to Lender under the Loan Documents, including those evidenced by the Note, shall immediately become due and payable without any action upon the part of Lender; provided, however, that if such Event of Default occurs after the Approval Date, Lender's sole recourse hereunder shall be to (3) accelerate and immediately convert the unpaid principal to Purchaser Common Stock, whereupon Maker shall immediately cause to be issued to Lender such Purchaser Common Stock; and (4) to exercise one of the following options:

          (i) to accelerate and immediately convert all accrued but unpaid interest hereunder as of the conversion date to Purchaser Common Stock; or

          (ii) subject to any required consent of a Senior Lender, to receive in cash the amount of the accrued but unpaid interest hereunder as of the conversion date; or

          (iii) only in case of an Event of Default described in clause (a) and subject to any required consent of a Senior Lender, to receive an amount equal to the amount of interest which would have been payable to Lender hereunder if no Event of Default had occurred prior to the Maturity Date; such amount to be payable quarterly in the same fashion as interest otherwise would have been payable hereunder, less all interest actually paid through the date of the Event of Default.

Lender shall notify Maker in writing as to which option Lender elects.

          Subject to any required consent of any Senior Lender, Maker hereby consents and agrees that Lender may do any of the following, upon the occurrence of an Event of Default prior to the Approval Date, as many times as Lender may agree, desire or permit, without in any way impairing, reducing, limiting, terminating, or releasing, in whole or in part, the unlimited and continuing liability of Maker hereunder, without any notice to Maker (all of which notices are hereby waived by Maker), without incurring any responsibility to Maker, and without the endorsement or execution by Maker of any additional consent or waiver.

               (a) settle, compound, collect, liquidate, purchase, postpone, compromise, accept partial payment on, or release any Collateral (as defined in the Security Agreement) in any manner or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Maker to its creditors;

               (b) exercise or refrain from exercising any rights, claims or demands against, and release or discharge, any maker, endorser, surety, guarantor or any other person or entity directly, indirectly, or otherwise obligated, including any persons or entities against whom the undersigned may have a right of recourse, regardless of whether rights are specifically reserved against any person or entity not released or discharged; and

                                       4.

               (c) generally act and deal with Maker and the Collateral in any manner that Lender may see fit, without notice to any of the undersigned.

          Time is of the essence with respect to the payment of this Note.

          After the principal amount of any part of the loan evidenced by this Note (the "Loan") shall have become due (at maturity, by acceleration or otherwise) and before and after judgment, or upon the occurrence of one or more of the Events of Default, as compensation to the Lender for the increased cost of administering the Loan, the Loan will bear interest for each day until paid (before and after judgment) at a rate which will be equal to 10% per annum.

          Interest on the unpaid principal amount hereof shall be computed on the basis of a 360 day year and the actual number of days elapsed in the period during which it accrues.

          In the event the rates of interest provided for herein or any of them are finally determined by any governmental authority to exceed the maximum rate of interest permitted by applicable usury or similar laws, their or its application will be suspended and there will be charged instead the maximum rate of interest permitted by such laws.

          Interest on the Loan will be due and payable on the first day of each quarter in arrears. After maturity of any part of the Loan (at maturity, by acceleration or otherwise), interest on such part of the Loan will be due and payable on demand.

          All payments to be made in respect of principal, interest, fees or other amounts due under this Note are payable at 12:00 noon, Pittsburgh time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for the payments will accrue immediately. All such payments must be made to the Lender in U.S. dollars and in funds immediately available, without setoff, counterclaim or other deduction of any nature. All such payments shall be applied at the option of the Lender to late charges, accrued and unpaid interest, outstanding principal and other sums due under this Note in such order as the Lender, in its sole discretion, shall elect.

          Maker may prepay any amounts due under this Note, at any time without premium or penalty. Payments made hereunder shall be credited first to late charges, then to lawful charges then accrued and the remainder to principal.

          If this Note is not paid when due and is placed with an attorney for collection, and whether or not suit is entered hereon or judgment confessed against the undersigned, the Maker further agrees to pay the holder hereof, in addition to the principal and accrued interest, the costs of suit and reasonable attorney's fees.

                                       5.

          MAKER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE AFTER THE OCCURRENCE OF
AN EVENT OF DEFAULT TO APPEAR FOR THE UNDERSIGNED AND, WITH OR          INITIAL:
WITHOUT COMPLAINT FILED AND WITH OR WITHOUT JUDGMENT AGAINST IT IN      /s/RWT
FAVOR OF LENDER OR ANY HOLDER HEREOF FOR THE ABOVE SUM IF NOT PAID      ________
WHEN DUE, TOGETHER WITH COSTS OF SUIT AND ATTORNEY'S FEES OF TEN PERCENT (10%) FOR COLLECTION HEREINAFTER PROVIDED FOR, WITH RELEASE OF ERRORS, WITHOUT ANY STAY OF EXECUTION OR RIGHT OF APPEAL. NO SINGLE EXERCISE OF THE FOREGOING POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST MAKER SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY THE COURT TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER HEREOF SHALL ELECT, UNTIL SUCH TIME AS THE HOLDER SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL PRINCIPAL, INTEREST THEREON, AND COSTS. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF LENDER OR ANY HOLDER HEREOF OR SOMEONE ON LENDER'S OR SUCH HOLDER'S BEHALF IS FILED IN SUCH ACTION, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL NOTE AS A WARRANT OF ATTORNEY.

MAKER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY                   INITIAL:
IN CONNECTION WITH ANY PROCEEDING INVOLVING OR                          /s/RWT
UNDERTAKEN IN CONNECTION WITH THIS NOTE.                                ________


                                 ACKNOWLEDGMENT
                                 --------------


          BY SIGNING THIS INSTRUMENT, MAKER HEREBY ACKNOWLEDGES, REPRESENTS AND
WARRANTS THAT (A) MAKER HAS BEEN REPRESENTED BY COUNSEL IN              INITIAL:
CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE, (B) MAKER      /s/RWT
HAS READ, UNDERSTOOD AND AGREES TO THE PROVISIONS CONTAINED HEREIN,     ________
INCLUDING THE CONFESSION OF JUDGMENT PROVISION WHICH MAY RESULT IN A COURT JUDGMENT AGAINST MAKER WITHOUT NOTICE OR A HEARING, (C) MAKER'S COUNSEL HAS SUFFICIENTLY EXPLAINED THE LEGAL AND ECONOMIC SIGNIFICANCE OF THE CONFESSION OF JUDGMENT PROVISION OF THIS NOTE, AND (D) MAKER'S EXECUTION AND DELIVERY OF THIS
NOTE IS A VOLUNTARY ACT.

                                       6.

          The successors and assigns of Maker shall be bound by the terms hereof; Maker may not assign or delegate its rights or obligations hereunder without the prior written consent of Lender.

          So long as this Note is outstanding, Lender shall have the right to examine and inspect, and make copies thereof, Maker's books and records, including, without limitation, books of account.

          Demand, presentment, protest and notice of dishonor and notice of default are hereby waived.

          This Note shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania.

          WARNING - BY SIGNING THIS PAPER YOU GIVE UP CERTAIN CONSTITUTIONAL
          ------------------------------------------------------------------
RIGHTS TO NOTICE AND COURT TRIAL OR OTHER OPPORTUNITY TO BE HEARD        INITIAL
-----------------------------------------------------------------        -------
BEFORE A JUDGMENT CAN BE ENTERED AGAINST YOU.  IF YOU ARE IN DEFAULT     /s/RWT
--------------------------------------------------------------------     -------
OF THE TERMS OF THIS NOTE, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT
----------------------------------------------------------------------------
YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU
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AND YOUR ASSETS REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE HOLDER OF THIS
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NOTE FOR FAILURE ON HIS OR ITS PART TO COMPLY WITH THE NOTE, OR ANY OTHER CAUSE.
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          WITNESS the due execution and sealing hereof, with the intent to be legally bound hereby.


ATTEST:                       ALLIN COMMUNICATIONS CORPORATION


By: /s/ Dean C. Praskach            By: /s/ Richard W. Talarico
   ----------------------              -----------------------------
Name:                               Title:
     --------------------                 --------------------------
Title:
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                                       7.